American Enterprise Variable Annuity Account
File No. 333-85567/811-7195

                                  EXHIBIT INDEX

Exhibit 1.3: Resolution ot Board of Directors of American Enterprise Life, dated April 25, 2000.

Exhibit 4.13:       Form of Value Option Return Rider (form 240182).

Exhibit 9:          Opinion of Counsel, dated April 28, 2000.

Exhibit 10:         Consent of Independent Auditors, dated April 24, 2000.

Exhibit 13.2: Copy of schedule for Signature One Variable Annuity Performance Calculations.